SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2002

Lynx Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22570 (Commission File No.)	94-3161073 (IRS Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 670-9300

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
Exhibit 99.1
Exhibit 99.2

Item 5. Other Events

On April 17, 2002, Lynx Therapeutics, Inc. (the “Company”) announced that it had obtained commitments to purchase common stock and warrants for common stock worth up to approximately $22.6 million. The financing includes the sale of up to 14.6 million newly issued shares of common stock at $1.55 per share and the issuance of warrants to purchase approximately 5.8 million shares of common stock at an exercise price of $1.94 per share. A press release announcing this financing arrangement is filed as Exhibit 99.1 hereto.

On April 18, 2002, the Company announced a reduction of approximately 30% in its domestic workforce. This reduction in workforce is expected to direct the Company’s financial and human resources toward the further commercial expansion of its genomics technologies — principally Massively Parallel Signature Sequencing, or MPSSTM — and the development of its Protein ProfilerTM proteomics technology. A press release announcing the workforce reduction is filed as Exhibit 99.2 hereto.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

99.1	Press Release, dated April 17, 2002, entitled “Lynx Arranges $22.6 Million in Private Financing.”

99.2	Press Release, dated April 18, 2002, entitled “Lynx Announces Workforce Reduction.”

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LYNX THERAPEUTICS, INC

Dated: April 19, 2002	By:	/s/ Edwards C. Albini

Edwards C. Albini Chief Financial Officer (Principal Financial and Accounting Officer)

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INDEX TO EXHIBITS

99.1	Press Release, dated April 17, 2002, entitled “Lynx Arranges $22.6 Million in Private Financing.”

99.2	Press Release, dated April 18, 2002, entitled “Lynx Announces Workforce Reduction.”